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                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           ENCORE ENTERTAINMENT, INC.



               Encore Entertainment, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, (the "Corporation") DOES HEREBY CERTIFY:

              FIRST: That the Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article "FIRST" thereof and by substituting in lieu of said Article the following new Article:

              "FIRST: The name of the corporation is Silver Cinemas International, Inc. (hereinafter called the
              "Corporation")."

               SECOND: The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Steven L. Holmes, its Chief Executive
Officer, this 11th day of October, 1996.

                                                   -----------------------------
                                                   Steven L. Holmes
                                                   Chief Executive Officer







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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           ENCORE ENTERTAINMENT, INC.


        It is hereby certified that:

        1. The present name of the corporation (hereinafter called the "Corporation") is Encore Entertainment, Inc., which is the name for which an amendment to the certificate of incorporation was filed on May 15, 1996. The name under which the Corporation was originally incorporated was Celebration Cinemas, Inc. and the date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is May 10, 1996.

        2. The Corporation has not received any payment for any of its stock.

        3. The certificate of incorporation and the amendment to the certificate of incorporation of the Corporation (the "Certificate of Incorporation") are hereby amended and restated. The amendment and the restatement herein certified have been duly adopted by the sole incorporator in the manner and by the vote prescribed by Section 241 and Section 245 of the General Corporation Law of the State of Delaware, no directors having been named in the Certificate of Incorporation and no directors having been elected.

        4. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:


               FIRST: The name of the corporation is Encore Entertainment, Inc. (hereinafter called the "Corporation").

               SECOND: The address, including street, number, city, county and zip code, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

               THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.




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               FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Seven Hundred Thousand (700,000), consisting of Two Hundred Thousand (200,000) shares of Common Stock, par value $.01 per share, and Five Hundred Thousand (500,000) shares of Preferred Stock, par value $.01 per share.

               The Preferred Stock may be divided into such number of series as the Board of Directors may determine. Other than with respect to the Series A Preferred Stock referenced below, the Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions (including without limitation voting rights) granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued class or series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of any series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

               1. Designation. A series of the Preferred Stock of the Corporation is hereby designated as Series A Preferred Stock (hereinafter called the "Series A Preferred Stock") consisting initially of Four Hundred Thousand (400,000) shares. Shares of the Series A Preferred Stock shall rank prior to the Corporation's Common Stock, par value $.01 per share, with respect to the payment of dividends and upon liquidation, dissolution, winding-up or otherwise. Unless specifically designated as junior to the Series A Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution, winding-up or otherwise, all other series of Preferred Stock and other classes of preferred stock of the Corporation shall rank on parity with the Series A Preferred Stock with respect thereto.

               2. Dividends.

                  (a) Each holder of shares of Series A Preferred Stock shall be entitled to receive dividends on each such share at the rate of six percent (6%) per annum (computed on the basis of $100.00 per share), when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of dividends, in respect of the period from and including the date of the original issuance of each such share of Series A Preferred Stock with respect to each such share to and

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including June 30, 1996 (the "Initial Dividend Period"), and for each quarterly dividend period thereafter (a "Quarterly Dividend Period"), which Quarterly Dividend Periods shall Commence on July 1, October 1, January 1, and April 1 in each year and shall end on and include the day immediately preceding the first day of the next Quarterly Dividend Period. Dividends on the shares of Series A Preferred Stock shall be payable on June 30, September 30, December 31, and March 31 of each year (a "Dividend Payment Date"), commencing June 30, 1996. Each such dividend shall be paid to the holders of record of the Series A Preferred Stock as they shall appear on the stock register of the Corporation on such record date, not exceeding 45 days nor less than 10 days preceding such Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

               If, on any Dividend Payment Date, the holders of the Series A Preferred Stock shall not have received the full dividends provided for in this
Section 2 in cash then such dividends shall cumulate, whether or not earned or declared, with additional dividends thereon, compounded quarterly, at the dividend rate of six percent (6%) per annum, for each succeeding full Quarterly Dividend Period during which such dividends shall remain unpaid.

               (b) The amount of any dividends accrued on any share of the Series A Preferred Stock on any Dividend Payment Date shall be deemed to be the amount of any unpaid dividends accumulated thereon, to and including such Dividend Payment Date, whether or not earned or declared. The amount of dividends accrued on any share of the Series A Preferred Stock on any dated other then a Dividend Payment Date shall be deemed to be the sum of (i) the amount of any unpaid dividends accumulated, thereon to and including the last preceding Dividend Payment Date, whether or not earned or declared, (ii) an amount determined by multiplying (a) $100.00 by (b) the result (the "Multiplier") of multiplying one and one-half percent (1.5%) per annum by a fraction, the numerator of which shall be the number of days from the last preceding Dividend Payment Date, to and including the date on which such calculation is made, and the denominator of which shall be the full number of days in such Quarterly Dividend Period, and (iii) an amount determined by multiplying the amount set forth in clause (i) above by the Multiplier.

               (c) Declaration Prior to Redemption or Liquidation. Immediately prior to authorizing or making any distribution in redemption or liquidation with respect to the Series A Preferred Stock (other than a purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer


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made on the same terms to holders of all outstanding Series A Preferred Stock), the Board of Directors shall, to the extent of any funds legally available therefor, declare a dividend in cash on the Series A Preferred Stock payable on the distribution date in the amount equal to any accrued and unpaid dividends on the Series A Preferred Stock as of such date.

               3. Redemption.

                  (a) Optional Redemption. The Series A Preferred Stock may be redeemed, in whole or in part, at any time at the election of the Corporation by resolution of its Board of Directors, on notice as set forth in Section 3(c), below, at the redemption price of $100.00 per share of Series A Preferred Stock, plus accrued and unpaid dividends to the redemption date (the "Redemption Price").

                  In the event that any rate less than all of the Series A Preferred Stock outstanding is to be redeemed, the shares to be redeemed will be selected by lot or pro rata, except that if the redemption is pro rata, the Corporation may redeem all shares of Series A Preferred Stock held by all holders of 100 or fewer shares as may be specified by the Corporation. Notwithstanding anything to the contrary, the Corporation may not redeem less than all of the Series A Preferred Stock outstanding unless all accrued and unpaid dividends have been paid on all then outstanding shares of Series A Preferred Stock.

                  (b) Notice of Redemption. Notice of any redemption pursuant to this Section 3 shall be mailed, postage prepaid, at least 15 days but not more than 60 days prior to said redemption date to each holder of record of the Series A Preferred Stock to be redeemed at its address as the same shall appear on the stock register of the Corporation. Each such notice shall state: (i) the date fixed for such redemption, (ii) the place or places where certificates for such shares of Series A Preferred Stock are to be surrendered for payment, (iii) the Redemption Price, and (iv) that unless the Corporation defaults in making the redemption payment, dividends on the shares of Series A Preferred Stock called for redemption shall cease to accrue on and after the Date of Redemption. If less than all the shares of the Series A Preferred Stock owned by such holder are then to be redeemed, such notice shall also specify the number of shares thereof which are to be redeemed and the number or the certificates representing such shares.

                  If such notice of redemption shall have been so mailed and if prior to the date of redemption specified in such notice all said funds necessary for such redemption shall have

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been irrevocably deposited in trust, for the account of the holders of the shares of the Series A Preferred Stock to be redeemed (and so as to be and continue to be available therefor), with a bank or trust company named in such notice doing business in Los Angeles, California and having capital surplus and undivided profits of at least $50,000,000, thereupon, and without awaiting the redemption date, all shares of the Series A Preferred Stock with respect to which such notice shall have been so mailed and such deposit shall have been so make, shall, notwithstanding that any certificate for shares of Series A Preferred Stock shall not have been surrendered for cancellation, be deemed to be no longer outstanding and all rights with respect to such shares of the Series A Preferred Stock shall forthwith upon such deposit in trust cease and terminate, except for the right of the holders thereof on or after the redemption date to receive from such deposit the amount payable upon the redemption, but without interest. In case the holders of shares of the Series A Preferred Stock which shall have been called for redemption shall not within two years (or any longer period if required by law) after the redemption date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Corporation for payment of the redemption price thereof, but without interest.

                      (c) Status of Shares. Shares of Series A Preferred Stock redeemed, purchased or otherwise acquired for value by the Corporation shall, after such acquisition, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Corporation at any time as shares of any series of Preferred Stock, other than shares of Series A Preferred Stock.

                  4. Priority.

                     (a) Priority as to Dividends. Subject to section 4(b), no dividends (other than dividends payable in Common Stock or in another stock ranking, with respect to the payment of dividends and upon liquidation, dissolution, winding-up or otherwise, junior to, or on a parity with, the Series A Preferred Stock) shall be declared or paid or set apart for payment on the Preferred Stock of any series, or stock of any other class which, in either case, ranks, as to dividends and upon liquidation, dissolution, winding up or otherwise, (x) junior to the Series A Preferred Stock ("Junior Stock") or (y) on a parity with the

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Series A Preferred Stock ("Parity Stock") for any period unless at the time of such declaration or payment or setting apart for payment (i) full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Series A Preferred Stock for all quarterly Dividend Periods terminating on or prior to the date of payment of such dividends on Junior Stock or Parity Stock,
(ii) the Corporation shall not be in default with respect to any obligation to redeem or return shares of Series A Preferred Stock, and (iii) an amount equal to the dividends accrued on the Series A Preferred Stock from the last Dividend Payment Date to the Date of Payment of such dividends on Junior Stock or Parity has been declared and set apart in cash for payment on the Series A Preferred Stock.

                      (b) Notwithstanding anything to the contrary in Section 4(a) hereof, cumulative dividends on any parity Stock may be paid if cumulative dividends shall be declared upon shares of Series A Preferred Stock and such Parity Stock on a pro rate basis so that in all cases the amount of dividends declared per share on the Series A Preferred Stock and such Parity Stock shall bear to each other the same ratio that accrued dividends per share on the shares of Series A Preferred Stock and on such Parity Stock bear to each other.

                      (c) Priority on Redemption. The Corporation shall not, directly or indirectly, redeem or purchase or otherwise acquire for value any Junior Stock or Parity Stock unless, at the time of making such redemption, purchase or other acquisition the Corporation shall have redeemed, or shall contemporaneously redeem, all of the then outstanding shares of Series A Preferred Stock at the applicable redemption price (or shall have irrevocably committed to redeem all of the then outstanding shares of Series A Preferred Stock and have set aside a sum sufficient for the payment thereof at the applicable Redemption Price on the date of such subsequent redemption).

                   5. Liquidation Preference.

                      (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of the Series A Preferred Stock shall be entitled to receive for each share of Series A Preferred Stock then held, out of the assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, the applicable Redemption Price on the date fixed for distribution, and no more, before any distribution


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shall be made to the holders of the Common Stock or Junior Stock with respect to the distribution of assets.

                      If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of all outstanding shares of the Series A Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire assets of the Corporation remaining after the payment or provision for payment of the debts and other liabilities of the Corporation shall be distributed among the holders of the Series A Preferred Stock and of any Parity Stock ratably in proportion to the full amount so to which they would otherwise be respectively entitled.

                      (b) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date and the place where the distributive amounts shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the hooks of the Corporation.

                      (c) No payment on account of such liquidation, dissolution or winding up of the affairs of the Corporation shall be made to the holders of any Parity Stock, unless there shall likewise be paid at the same time to the holders of the Series A Preferred Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such Parity Stock are respectively entitled with respect to such preferential distribution.

                   6. Voting Rights.

                      (a) General Voting Rights. Except as otherwise required by law, the holders of the Series A Preferred Stock shall be entitled to vote along with the Common Stock (and not as a separate class) on all matters and shall be entitled to one vote per share of Series A Preferred Stock.

                   FIFTH: The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

                   SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws

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of the Corporation.

               SEVENTH: The Corporation is to have perpetual existence.

               EIGHTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article EIGHTH.

               NINTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware (or any successor section), as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

               TENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article TENTH shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) under Section 174 of the General Corporation law of the State of Delaware, or (iv) for any transaction from which such director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation law of the State of Delaware as so amended. No amendment to or repeal of this Article TENTH shall adversely affect any right or protection of any director of the Corporation existing at the time of such

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amendment or repeal for or with respect to acts or omissions of such director prior to such amendment or repeal.

                ELEVENTH: Election of directors at an annual or special meeting of stockholders need to be by written ballot unless the Bylaws of the Corporation shall so provide.



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                TWELFTH: The name and the mailing address of the incorporator are as follows:

                            NAME and MAILING ADDRESS:

                            Ilona F. Bush
                            Latham & Watkins
                            633 West Fifth Street, Suite 4000
                            Los Angeles, California 90071





Dated:  May 17, 1996

                                                   -----------------------------
                                                   Ilona F. Bush
                                                   Incorporator



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